Contacts: William R. Gargiulo, Jr. 231.526.1244 Michele Greco, CFO 312.595.9123

The Female Health Company Declares Second Quarter Dividend

CHICAGO (March 24, 2014) – The Female Health Company (NASDAQ-CM: FHCO), today announced that its Board of Directors has declared a quarterly cash dividend of $0.07 per share.  This represents the Company's 18th consecutive quarterly dividend and will be paid May 7, 2014, to stockholders of record as of April 30, 2014.

"The Company's profitability has generated cash from operations that exceeds the Company's capital spending requirements, and the Company remains debt-free.  We believe that utilizing this excess cash flow to pay cash dividends is in the best interests of our shareholders,” stated Karen King, President and Chief Executive Officer of The Female Health Company.  "The Company's Board of Directors believes that the payment of cash dividends allows shareholders to participate directly in the Company's success," stated O.B. Parrish, Chairman of The Female Health Company.

Any future quarterly dividends and the record date for any such dividends must be approved each quarter by the Company's Board of Directors and announced by the Company.  Payment of future dividends is at the discretion of the Board of Directors, which will base its decisions on operating cash flows, capital spending and other cash requirements, and other factors that may affect whether or not it believes the continued payment of dividends is in the best interests of the Company and its shareholders.

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2), which is available in the U.S. and approximately 144 other countries globally.  The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover the key aspects of FC2, including its overall design and manufacturing process.  The FC2 Female Condom® is the only currently available female-controlled product approved by the FDA that offers dual protection against sexually transmitted diseases, including HIV/AIDS, and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

The statements in this release which are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release relate to the continuation of cash dividends in future periods.  These statements are based upon the Company's current plans and strategies, and reflect the Company's current assessment of the risks and uncertainties related to its business, and are made as of the date of this release.  The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events, developments or circumstances.  Such forward-looking statements are inherently subject to known and unknown risks and uncertainties.  The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following:  product demand and market acceptance; competition in the Company's markets and the risk of new competitors and new competitive product introductions; the Company's reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector; the economic and business environment and the impact of government pressures; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; the Company's production capacity, efficiency and supply constraints; payments of any future dividends are at the discretion of the Board of Directors and the Company may not have sufficient cash flows to pay dividends; and other risks detailed in the Company's press releases, shareholder communications and Securities and Exchange Commission filings, including the Company's Form 10-K for the fiscal year ended September 30, 2013.  Actual events affecting the Company and the impact of such events on the Company's operations may vary from those currently anticipated.

For more information about the Female Health Company visit the Company's website at http://www.femalehealth.com and http://www.femalecondom.org. If you would like to be added to the Company's e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com